Exhibit 10.13

FORM OF EMPLOYEE LOCK-UP AGREEMENT

[●], 2021

Bridge Investment Group Holdings Inc.

111 East Sego Lily Drive, Suite 400

Salt Lake City, Utah 84070

Attn: Matthew Grant, Partner, General Counsel

Re:	Bridge Investment Group Holdings Inc. – Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that Bridge Investment Group Holdings Inc. (the “Company”) proposes to consummate the initial public offering (the “IPO”) of shares of Class A common stock, par value $0.01 per share, of the Company (the “Offered Shares”) pursuant to a Registration Statement on Form S-1, as amended from time to time, filed with the Securities and Exchange Commission (the “SEC”).

For good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of, and subject to any conditions and limitations imposed by, a majority of the disinterested directors of the Company (the “Board of Directors”) (or a committee to which the Board of Directors has delegated such authority), the undersigned will not, to the fullest extent permitted by law, (i) sell, transfer, assign, gift, bequest or dispose by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance (as defined herein) or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) (“Transfer”, and the term “Transferable” shall have a correlative meaning) or (ii) grant a security interest, lien, charge, claim, community or other marital property interest; pledge, alienate, mortgage, option, hypothecate, encumber or make a similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings); or grant any other restriction on use, voting (including any proxy) (excluding any voting rights or proxies granted pursuant to the Stockholders’ Agreement, dated as of the Closing Date (as defined herein), by and between the Company and the parties named therein), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership (“Encumber”) on any of (i) the limited liability company interests (the “LLC Interests”) of Bridge Investment Group LLC, to be re-named Bridge Investment Group Holdings LLC (“Holdings”), and the shares of Class A common stock and Class B common stock of the Company (collectively, the “Shares” and, together with the LLC Interests, the “Restricted Interests”) (or beneficial interest therein) issued and outstanding on the closing date (the “Closing Date”) of the IPO (other than any restricted Shares or Shares acquired pursuant to the directed share program in the IPO or in the open market in accordance with any Company insider trading or other applicable policy, and after giving effect to any Shares sold by the undersigned in the IPO) beneficially owned by the undersigned (such Restricted Interests, the “Existing Interests”), except that:

(a) if the undersigned is an employee other than a Named Executive Officer, commencing on or after the first anniversary of the Closing Date, the undersigned may Transfer or Encumber all of his, her or its vested Existing Interests;

(b) if the undersigned is a Named Executive Officer, commencing on the first anniversary of the Closing Date, the undersigned may Transfer or Encumber his, her or its vested Existing Interests as follows:

(1) on or after the first anniversary of the Closing Date, the undersigned may Transfer or Encumber one-third of his, her or its vested Existing Interests;

(2) on or after the second anniversary of the Closing Date, the undersigned may Transfer or Encumber an additional one-third of his, her or its vested Existing Interests; and

(3) on or after the third anniversary of the Closing Date, the undersigned may Transfer or Encumber all of his, her or its vested Existing Interests;

(c) if the undersigned experiences a termination of employment with the Company and its affiliates the undersigned may Transfer or Encumber all of his, her or its vested Existing Interests;

(d) notwithstanding the restrictions contained in this Letter Agreement, the undersigned may Transfer his, her or its Restricted Interests to a Qualified Living Trust; provided that if the trust ceases to be a Qualified Living Trust at any time when it is the record owner of the Restricted Interests, the undersigned promptly shall Transfer all of the Restricted Interests from the trust back to the undersigned; and

(e) notwithstanding the restrictions contained in this Letter Agreement, if the Board of Directors so authorizes, in its sole discretion, the undersigned may Transfer his, her or its Restricted Interests either to the Company or pursuant to a broker-assisted sale, in either case, in order to satisfy applicable tax withholding obligations that arise with respect to the vesting of such Restricted Interests, provided that, in each case, that such Transfer is permitted pursuant to the terms and conditions of the applicable equity incentive plan, any award agreement and any Company insider trading or other applicable policy.

For purposes of this Letter Agreement, the following terms shall be defined as follows:

“Named Executive Officer” means Robert Morse, Jonathan Slager, Dean Allara, Adam O’Farrell and Chad Briggs.

“Qualified Living Trust” means a revocable living trust established by the undersigned pursuant to which: (a) the undersigned is and remains the sole trustee of the living trust (unless the undersigned ceases to be the sole trustee as a result of his or her death or disability), (b) the trustee of the living trust agrees in writing to be bound by this Letter Agreement, (c) the governing documents for the living trust provide that they are in all regards subject to the terms and conditions of this Letter Agreement, and (d) any distribution of Restricted Interests from the living trust shall only be to the undersigned. In addition, in order for a living trust to be a “Qualified Living Trust,” the governing documents for the living trust must have been submitted to the Company for review and approval, and the Company must have agreed in writing that such trust governing documents include terms that provide for the foregoing and do not contain any terms inconsistent with the foregoing.

“Stockholders’ Agreement” means the Stockholders’ Agreement, by and between the Company the other parties named therein, as amended from time to time.

The transfer restrictions set forth in this Letter Agreement are in addition to any restrictions that may apply to the undersigned under any applicable agreement, law or regulation, or under the employee trading, black-out, window period or other policies of the Company and/or its affiliates that may apply to the undersigned from time to time.

Notwithstanding anything to the contrary in this Letter Agreement, as a condition precedent to making of any Transfer of any Restricted Interests, the Company may require the payment of a sum sufficient to cover the amount of any taxes or other governmental charges incident thereto.

Any certificate representing Restricted Interests issued to the undersigned shall be stamped or otherwise imprinted with a legend in substantially the following form: “The [limited liability interests]/[shares] represented by this certificate are subject to the provisions contained in the Lock-Up Agreement, dated as of [                ], 2021, by and between Bridge Investment Group Holdings Inc. and the holder identified therein.” The Company or Holdings, as applicable, shall make customary arrangements to cause any Restricted Interests issued in uncertificated form to be identified on the books of the Company or Holdings, as applicable, in a substantially similar manner, and shall take appropriate steps to ensure that the transfer agent and registrar for the Restricted Interests does not allow or give effect to transfers in violation of this Agreement.

In furtherance of the foregoing, the Company or Holdings, and any duly appointed transfer agent for the registration or Transfer of the Restricted Interests, are hereby authorized to decline to make any Transfer of Restricted Interests if such Transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants (i) that the undersigned has full power and authority to enter into this Letter Agreement and (ii) that all limited liability interests in Holdings held by the undersigned immediately prior to the time such limited liability interests were exchanged for corresponding Restricted Interests were held free and clear of all liens, claims, encumbrances, rights of first refusal and similar restrictions (except for liens, claims, encumbrances, or restrictions pursuant to existing financing arrangements or purchase agreements, in each case with the prior consent of the Company). All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the IPO is not consummated by December 31, 2021, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Company is proceeding with the IPO in reliance upon this Letter Agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Letter Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. This Letter Agreement constitutes the entire agreement between the Company and the undersigned with respect to the lockup of the Restricted Interests in the IPO and supersedes any prior understandings, negotiations, agreements, discussions or representations among the parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof. This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever. The undersigned may not assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of the Company, and any attempted assignment, without such consent, shall be null and void. This Letter Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by each of the parties hereto. No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver.

[Signature Page Follows]

Very truly yours,

Signature:
Print Name:

Acknowledged and Agreed:

Bridge Investment Group Holdings Inc.

By:
Name:
Title:

[Signature Page to Employee Lock-Up Agreement]